Exhibit 99.2

Avista Pharma Solutions, Inc.

Consolidated Financial Report

September 30, 2018

Contents

Consolidated interim financial statements (unaudited)

Consolidated balance sheets	2

Consolidated statements of operations and comprehensive loss	3

Consolidated statements of redeemable convertible preferred stock and stockholders’ deficit	4

Consolidated statements of cash flows	5

Notes to consolidated financial statements	6-18

Avista Pharma Solutions, Inc.

Consolidated Balance Sheets (Unaudited)

September 30, 2018 and 2017

(In Thousands, Except for Share Data)

	2018	2017
Assets
Current assets:
Cash	$1,630	$9,773
Accounts receivable, less allowance for doubtful accounts of $107 and $77, respectively	11,717	7,010
Prepaid expenses and other assets	1,211	1,032

Total current assets	14,558	17,815

Other assets:
Property and equipment, net	30,489	24,756
Goodwill	17,040	10,989
Finite-life intangibles, net	3,468	67
Other assets	750	636

Total assets	$66,305	$54,263

Liabilities and Stockholders’ Deficit
Current liabilities:
Secured demand notes	$14,901	$13,218
Current maturities of long-term debt	28	388
Accounts payable	1,677	2,118
Accrued liabilities	5,772	5,175
Deferred revenue	1,336	2,139
Current portion of capital lease obligations	761	407

Total current liabilities	24,475	23,445

Long-term liabilities:
Long-term debt, less current maturities	9,321	5,686
Capital lease obligations, less current portion	1,530	1,111
Deferred revenue	—	63
Other long-term liabilities	2,519	2,619

Total liabilities	37,845	32,924

Commitments and contingencies
Series A Preferred stock, voting, par value $0.001 per share; 20,900,000 shares authorized, issued and outstanding; liquidation value of $32,931 and $30,407, respectively	32,931	30,407
Series A-1 Preferred stock, voting, par value $0.001 per share; 1,833,333 and 0 shares authorized, issued and outstanding; liquidation value of $5,500 and $0, respectively	5,500	—
Series B Preferred stock, voting, par value $0.001 per share; 4,168,761 shares authorized, issued and outstanding, respectively; liquidation value of $9,733 and $8,987, respectively	9,733	8,987
Series B-1 Preferred stock, voting, par value $0.001 per share; 666,667 and 0 shares authorized, issued and outstanding, respectively; liquidation value of $2,114 and $0, respectively	2,114	—
Stockholders’ deficit:
Common stock, voting, par value $0.001 per share; authorized 31,336,076 shares; issued and outstanding 410,269 shares and 178,394 shares, respectively	—	—
Additional paid-in capital	1,651	1,121
Accumulated other comprehensive loss, foreign currency translation adjustment	(99)	—
Accumulated deficit	(23,370)	(19,176)

Total stockholders’ deficit	(21,818)	(18,055)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$66,305	$54,263

See notes to financial statements.

Avista Pharma Solutions, Inc.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

Nine Months Ended September 30, 2018 and 2017

(In Thousands)

	2018	2017
Revenues	$49,504	$33,492
Cost of revenues	33,672	26,928

Gross profit	15,832	6,564
Selling, general and administrative expenses	13,733	10,253
Intangible amortization expense	492	83
Other operating expense, net	22	309

Operating income (loss)	1,585	(4,081)
Interest expense	1,946	1,357
Other income, net	(270)	(17)

Loss before income tax provision	(91)	(5,421)
Income tax provision	206	—

Net loss	(297)	(5,421)

Preferred dividends	(2,584)	(2,280)

Net loss attributable to common stockholders	(2,881)	(7,701)
Other comprehensive loss:
Foreign currency adjustment	(99)	—

Comprehensive loss	$(2,980)	$(7,701)

See notes to financial statements.

Avista Pharma Solutions, Inc.

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited)

Nine Months Ended September 30, 2018

(In Thousands, Except for Share Data)

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Series B-1 Preferred Stock		Common Stock, Voting		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Loss	Total
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	$	$	$
Balance, December 31, 2017	20,900,000	31,025	—	—	4,168,761	9,170	—	—	178,394	—	1,178	(20,489)	—	(19,311)
Shares issued	—	—	1,833,333	5,500	—	—	666,667	2,000	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	348	—	—	348
Stock options exercised	—	—	—	—	—	—	—	—	231,875	—	125	—	—	125
Accreted dividends	—	1,907	—	—	—	563	—	114	—	—	—	(2,584)	—	(2,584)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(297)	—	(297)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(99)	(99)

Balance, September 30, 2018	20,900,000	32,932	1,833,333	5,500	4,168,761	9,733	666,667	2,114	410,269	—	1,651	(23,370)	(99)	(21,818)

Avista Pharma Solutions, Inc.

Nine Months Ended September 30, 2017

(In Thousands, Except for Share Data)

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Series B-1 Preferred Stock		Common Stock, Voting		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Loss	Total
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	$	$	$
Balance, December 31, 2016	20,900,000	28,647	—	—	4,168,761	8,467	—	—	178,394	—	909	(11,475)	—	(10,566)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	212	—	—	212
Accreted dividends	—	1,760	—	—	—	520	—	—	—	—	—	(2,280)	—	(2,280)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,421)	—	(5,421)

Balance, September 30, 2017	20,900,000	30,407	—	—	4,168,761	8,987	—	—	178,394	—	1,121	(19,176)	—	(18,055)

See notes to financial statements.

Avista Pharma Solutions, Inc.

Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended September 30, 2018 and 2017

(In Thousands)

	2018	2017
Cash flows from operating activities:
Net loss	$(297)	$(5,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,234	1,978
Noncash interest	1,349	1,202
Loss on disposal of property and equipment	22	—
Stock-based compensation	348	212
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(5,757)	(1,473)
Prepaid expenses	65	(47)
Other assets	(94)	(114)
Accounts payable	(1,158)	(1,895)
Accrued liabilities	1,274	1,314
Deferred revenue	687	(1,454)
Other liabilities	(81)	1,408

Cash used in operating activities	(407)	(4,290)

Cash flows from investing activities:
Purchases of property and equipment	(2,334)	(3,053)
Acquisition, net of cash acqiured and preferred stock consideration	(5,793)	—

Cash used in investing activities	(8,127)	(3,053)

Cash flows from financing activities:
Payments on noncompete agreement	—	(113)
Deferred financing costs	(114)	(51)
Borrowings on long-term debt	12,314	6,263
Principal payments on long-term debt	(9,020)	(4)
Repayments on capital lease obligations	(638)	(202)
Proceeds from issuance of common stock	125	—
Proceeds from issuance of preferred stock	2,000	—

Net cash provided by financing activities	4,667	5,893

Effect of exchange rate changes on cash	(12)	—
Net decrease in cash	(3,879)	(1,450)
Cash:
Beginning of period	5,509	11,223

End of period	$1,630	$9,773

Supplemental schedules of noncash investing and financing activities:
Acquisition financed with preferred stock	$5,500	$—

Equipment financed under capital leases	$1,278	$1,450

Purchases of property and equipment in accounts payable	$654	$3,216

See notes to financial statements.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: Avista Pharma Solutions, Inc. (the Company) is a contract testing, development and manufacturing organization, providing pharmaceutical, animal health and medical device clients with a broad suite of scientifically differentiated services ranging from early drug development and drug product manufacturing to stand-alone analytical and microbiology testing support. The Company’s services are sold to customers located primarily in the United States. In January 2018, the Company acquired Solid Form Solutions, Ltd., to expand the Company’s existing solid phase chemistry services. See Note 2.

Basis of presentation: The consolidated interim financial statements for September 30, 2018 and 2017, are unaudited, and in the opinion of management, contain all adjustments necessary for a fair presentation of the consolidated interim financial statements. Such adjustments consist solely of normal recurring items. Interim results are not necessarily indicative of results for a full year or any subsequent interim period. The consolidated interim financial statements and notes are prepared in accordance with accounting principles generally accepted in U.S. GAAP and do not contain certain information included in the annual consolidated financial statements and accompanying notes of the Company. These consolidated interim financial statements should be read in conjunction with the annual financial statements and accompanying notes for the year ended December 31, 2017.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition: The Company recognizes revenue when services are completed in accordance with specific agreements with its customers and when all costs connected with providing these services have been incurred, the price is fixed or determinable and collectability is reasonably assured.

The Company recognizes revenue using the completed-contract method when the customer perceives value only upon the final act under the contract. These contracts are generally short term in nature. Once the contracted services have been completed for a given project and the deliverable has been issued, a customer invoice is prepared and revenue is recognized.

The Company also has several larger individual projects that span longer time periods where multiple specified acts are requested by the customer under the contract. Revenue related to such projects is recognized on a proportional performance basis, where revenue is earned throughout the period that each service act is performed based upon input steps to achieve each act. These efforts-expended inputs provide a reasonable approximation of the Company’s pattern of performance under the customer contracts.

During 2016, the Company entered into an arrangement with a customer to develop and commercialize a topical and oral drug for the animal health industry. The terms of this agreement and other potential collaboration or commercialization agreements the Company may enter into generally contain multiple elements, or deliverables, which may include, among others: (i) licenses to its technology and (ii) research and development activities to be performed on behalf of the partner. Under this arrangement, the Company sublicensed its intellectual property and is performing development work for the customer. In addition, the arrangement contains an upfront fee of $1,000, possible milestone payments due to the Company during the development through the commercialization process totaling $18,900 in the aggregate, and royalties after commercialization, if commercialization is achieved.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

The license was determined to not have stand-alone value from the development services. As such, the Company determined that there is one unit of accounting for these items and the revenues on the development work are accounted for on a proportional performance basis with the upfront fee being amortized into revenue over the expected term of the development services agreement of three years. The revenues related to the milestone payments were substantive and are accounted for when performance has been achieved. After commercialization, royalties will be recorded when earned. The amortization of the upfront fee recognized as revenue was $281 for both the nine months ended September 30, 2018 and 2017. As of September 30, 2018, $62 relating to this agreement is included in deferred revenue on the balance sheet. During the nine months ended September 30, 2018 and 2017, $0 and $1,000 in milestone revenue was recognized, respectively.

Cash: Cash includes interest-bearing accounts and term deposits with remaining maturities of less than three months at the date the term deposit was acquired. The Company maintains its cash in depository accounts that, at times, may exceed Federal Depository Insurance Corporation limits. To date, the Company has experienced no losses in such accounts.

Accounts receivable and deferred revenue: Accounts receivable are recorded at net realizable value. Unbilled accounts receivable arise when services have been rendered for which revenue has been recognized, but the customers have not been billed. In general, prerequisites for billings and payments are established by contractual provisions, including predetermined payment schedules, which may or may not correspond to the timing of the performance of services under the contract. Total unbilled accounts receivable included in accounts receivable was $4,166 and $2,346 at September 30, 2018 and 2017, respectively.

In some cases, payments received are in excess of revenue recognized. Deferred revenue represents receipts of payments from customers in advance of services being provided and the related revenue being earned. As the contracted services are subsequently performed and the associated revenue is recognized, the deferred revenue balance is reduced by the amount of the revenue recognized during the period.

Allowance for doubtful accounts: The Company monitors past-due accounts on an ongoing basis and establishes appropriate reserves, if required, to cover probable losses. An appropriate allowance is determined by considering several factors, including the length of time accounts receivable are past due, historical loss history, the specific customer’s ability to pay its obligation and the condition of the general economy and the customer’s industry.

Property and equipment: Property and equipment are recorded at original cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the asset or the life of the related lease.

Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to operations as incurred.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

The estimated lives used for computing depreciation and amortization are as follows:

Years
Building	10
Machinery and equipment	10
Computer software	5
Office equipment and furniture	3-5

Gain on sale leaseback: The Company has deferred the gain associated with the 2017 sale leaseback transaction discussed in Note 5. The gain is being amortized over the initial 15-year lease term using the ratio of annual rent expense paid to the total rent expense to be paid over the life of the lease.

Finite-life intangibles: The Company’s finite-life intangible assets arose from business acquisitions and include customer relationships, trade name and noncompete agreements. All finite-life intangible assets are amortized on a straight-line basis.

Finite-life intangible assets are shown net on the balance sheets and consist of the following:

	September 30, 2018
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	6	$2,983	$582	$2,401
Trade name	8	80	80	—
Noncompete agreements	5	1,470	410	1,060
Domain Name	5	8	1	7

		$4,541	$1,073	$3,468

	September 30, 2017
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	6	$300	$241	$59
Trade name	8	80	80	—
Noncompete agreements	5	250	242	8

		$630	$563	$67

Total amortization expense related to finite-life intangible assets was $492 and $83 for the nine months ended September 30, 2018 and 2017, respectively.

Goodwill: Goodwill represents the acquisition costs in excess of the fair values of identified tangible and intangible assets. Goodwill acquired in a business combination is not amortized, but instead tested annually for impairment or more frequently if certain triggering events occur. The Company tests for impairment using the two-step process. The first step tests for potential impairment, while the second step measures the amount of impairment, if any. The Company performs its annual goodwill impairment as of December 31 each year. There was no impairment for the periods ending September 30, 2018 and 2017.

Avista Pharma Solutions, Inc.

Notes to Financial Statements

(In Thousands Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Impairment of long-lived depreciable assets: The Company reviews whether there are any indicators of impairment of its capital assets and identifiable intangible assets. If such indicators are present, the Company assesses the recoverability of the assets or group of assets by determining whether the carrying value of such assets can be recovered through undiscounted future cash flows. If the sum of undiscounted future cash flows is less than the carrying amount, the excess of the carrying amount over the estimated fair value, based on discounted future cash flows, is recorded as a charge to earnings. To date, management has determined that no impairment of long-lived assets exists.

Income taxes: Income taxes are accounted for using an asset and liability method. Income tax expense consists of the tax effects of transactions reported in the financial statements and reflects taxes currently due plus deferred taxes. Deferred taxes are recognized for the tax effects of temporary differences between the basis of certain assets and liabilities for financial reporting and income tax reporting purposes. The deferred tax assets and liabilities represent the future tax return consequences of those temporary differences, which will either be taxed or deductible when the assets or liabilities are recorded or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows required accounting guidance regarding accounting for uncertainty in income taxes. The guidance prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on the tax return. The Company has determined that a reserve for uncertain tax positions is not required. The Company’s federal and state tax returns, related to periods after 2015, remain open for examination by the related tax jurisdictions.

The Company presents deferred income tax assets and liabilities in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires nonpublic companies to classify all deferred tax liabilities and assets as noncurrent.

Recent accounting pronouncements: In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC Topic 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50. The amendments in ASU 2018-07 are effective for the Company beginning on January 1, 2020. Early adoption is permitted but not prior to adopting ASC 606, Revenue from Contracts with Customers. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This update narrows the definition of outputs and aligns it with how outputs are described in Topic 606. The amendment also provides a more robust framework to use in determining when a set of assets and activities is a business. The amendment is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The amendment is applied prospectively with earlier application permitted. The impact from the adoption of this guidance is dependent on future business combinations and dispositions.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Between March and December 2016, the FASB issued four ASUs relating to Revenue from Contracts with Customers (Topic 606). These updates, identified as No. 2016-08, No. 2016-10, No. 2016-12 and No. 2016-20 identified practical expedients and clarified various aspects of the new revenue recognition standard outlined in ASU No. 2014-09. The effective date and transition requirements for ASU No. 2014-09 (and updated in ASU No. 2015-14) were not changed with these pronouncements. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contract with Customers (Topic 606): Deferral of the Effective Date. This deferred the effective date of ASU No. 2014-09, which issued a converged standard on revenue recognition from contracts with customers with U.S. GAAP and International Financial Reporting Standards (IFRS). ASU 2014-09 was issued in May 2014 and the core principle of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the company expects to be entitled in exchange for those goods or services. The new standard also will result in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively (for example, service revenue and contract modifications) and improve guidance for multiple-element arrangements. The deferred effective date of the original amendment (ASU No. 2014-09) is for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. There are two methods for adopting the standard amendment. The first method is to retrospectively adjust each reporting period presented. The second method is to retrospectively adjust with the cumulative effect recognized at the date of initial application along with additional disclosures in reporting periods that include the date of initial application. The Company is evaluating the impact of this new pronouncement along with the method of adoption.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update provides specific guidance on a variety of cash flow classification issues. The amendment is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The amendment is applied retrospectively for each period presented with earlier application permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This update simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, timing on forfeiture impacts on expense, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This amendment is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The impact on the consolidated financial statements from the adoption of this guidance is currently being evaluated by the Company.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements.

Note 2.	Business Combination

On January 19, 2018, the Company entered into a Share Purchase Agreement to acquire 100% of the outstanding shares of Solid Form Solutions, Ltd. for a purchase price of $5,150 in cash (net of $278 acquired) and 1,833,333 Series A-1 Preferred Stock valued at $5,500. See Note 7 for details regarding the rights and privileges of the Series A-1 Preferred shares. This transaction qualified as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition date fair values, subject to final assessments, with any excess recognized as goodwill. Goodwill primarily represents intangible assets that are not separately identifiable but expected to contribute to increase in market share of the Company. The purchase price has been preliminarily allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed as follows:

Recognized fair value of identifiable assets acquired and liabilities assumed:

Accounts receivable	$506
Prepaid expenses	65
Property, plant and equipment	855
Customer relationships	2,683
Non-compete agreements	1,220
Domain name	8

Total assets acquired	5,337

Accounts payable	(24)
Accrued liabilities	(651)
Deferred revenue	(63)

Total liabilities assumed	(738)

Net assets acquired	4,599
Excess of consideration transferred over the fair value of net assets acquired and assigned to goodwill	6,051

$10,650

Acquisition related expenses were immaterial to the consolidated financial statements and were expensed in the consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2018.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 2.	Business Combination (Continued)

The estimated fair value of assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date to estimate the fair value of assets acquired and liabilities assumed. The Company believes that information provides a reasonable basis for estimating the fair value of assets acquired and liabilities assumed, but the Company is waiting for additional information necessary to finalize those fair values. Therefore, the provisional measurements of fair value reflected are subject to change and such change could be significant. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable but no later than one year form the acquisition date.

Note 3.	Property and Equipment, Net

Property and equipment, net at September 30, 2018 and 2017, are summarized as follows:

	2018	2017
Machinery and equipment	$20,125	$12,109
Leasehold improvements	8,108	343
Office equipment (including furniture and software)	5,891	2,243
Vehicles	177	—
Construction in progress	4,061	14,459

	38,362	29,154
Less accumulated depreciation	7,873	4,398

	$30,489	$24,756

Depreciation expense for the nine months ended September 30, 2018 and 2017, was $2,742 and $1,895, respectively.

The Company leases certain equipment and vehicles under capital leases. As of September 30, 2018 and 2017, the leased assets had cost of $3,291 and $1,767, respectively, and accumulated depreciation of $271 and $11, respectively.

Note 4.	Debt

Secured demand notes at September 30, 2018 and 2017, consisted of the following:

	2018	2017
Secured demand notes	$14,901	$13,218

Secured demand notes: As of September 30, 2018, the Company has two secured demand notes outstanding with the two primary stockholders of the Company. Each of these notes has an original face value of $5,500.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 4.	Debt (Continued)

Paid-in-kind interest accrues on the amounts outstanding under the demand notes at 12% annually, compounding quarterly. The notes are secured by substantially all assets of the Company.

The principal and paid-in-kind interest on the two notes is due upon demand. However, pursuant to a subordination agreement executed contemporaneously with the Credit Agreement, amounts due under the demand notes are subordinated in right of payment to the amounts due under the Credit Agreement.

Total interest expense relating to the Company’s demand notes was $1,278 and $1,133 for the nine months ended September 30, 2018 and 2017, respectively. For any payments made by the Company on these demand notes, any such payments are first applied to reduce accrued paid-in-kind interest.

Long-term debt at September 30, 2018 and 2017, consisted of the following:

	2018	2017
Term loans	$9,314	$6,000
Note payable	133	74

Total long-term debt outstanding	9,447	6,074
Less debt discount	(98)	—
Less current portion	(28)	(388)

Long-term debt, net of current portion	$9,321	$5,686

Loan and security agreement: On June 27, 2017, the Company entered into a $10,000 loan and security agreement (the Loan and Security Agreement), which was comprised of a $6,000 term loan (the New Term Loan) and a revolving loan commitment of $4,000, subject to borrowing base restrictions (the New Revolver).

The New Revolver included LOCs, Automated Clearing House (ACH) transactions, corporate credit card services, foreign currency contracts or other treasury management services in an amount not to exceed $2,500 each. The New Revolver bore interest at a rate per annum equal to the greater of the prime rate plus 0.75%, or 4.75%. The New Revolver had a maturity date of June 27, 2018.

On January 19, 2018, the Company amended the Loan and Security Agreement to add an additional $3,000 term loan with a maturity date of January 19, 2022. The amended agreement allowed for interest only payments through January 19, 2019. The additional term loan bore the same interest rate as the New Term Loan.

On July 16, 2018, the Loan and Security Agreement was terminated with the issuance of the New Credit Agreement.

New credit agreement: On July 16, 2018, the Company entered into a new credit agreement with another bank (the New Credit Agreement). The New Credit Agreement provided a line of credit of $10,000, which was used to repay both term loans in the Loan and Security Agreement. The line of credit bears an interest rate of LIBOR plus an applicable margin plus an unused commitment fee. The margin is between 2.25% - 3.75% and the unused commitment fee is between 0.35% to 0.5%, depending on the Company’s debt to earnings before interest, taxes, depreciation and amortization ratio. As of September 30, 2018, the Company had $686 available to borrow on the line of credit.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 4.	Debt (Continued)

Debt issuance costs and debt discounts: As of January 1, 2017, the Company had debt issuance costs related to the Loan and Security Agreement of $46 net of amortization. These costs were recorded as a reduction to long-term debt and were being amortized as a component of interest expense using a straight-line method, which approximates the effective-interest method over the term. These costs plus those costs incurred as result of the additional term loan were amortized or written off during the nine months ended September 30, 2018.

The Company incurred costs of $114 in creditor and legal fees related to the New Credit Agreement and are being amortized as a component of interest expense using a straight-line method, which approximates the effective-interest method, over the term of the New Term Loan. As of September 30, 2018, debit issuance costs were $98, net of amortization.

Credit agreement: On September 23, 2015, the Company entered into a five-year $12,000 credit agreement (the Credit Agreement), which was comprised of a $10,000 term loan (the Old Term Loan) and a $2,000 revolving loan commitment (the Old Revolver). On September 14, 2016, the Company entered into the amended to Credit Agreement. The amendment: (i) modified certain definitions and established new financial condition covenants, (ii) decreased the Old Term Loan commitment to $0, and (iii) increased the Old Revolver commitment to $5,000. The obligations under the Credit Facility were secured by substantially all assets of the Company. The Company had repaid all borrowings prior to 2017 and did not draw on the Old Revolver during 2017.

The Old Revolver included letters of credit (LOCs) and swingline loans available in an amount not to exceed $1,000 each. Fees are charged on all outstanding LOCs at an annual rate equal to the applicable margin in effect on Eurodollar rate revolving loans, plus fronting fees. The fee was payable quarterly in arrears on the last day of the calendar quarter after the issuance date until the underlying LOC expired.

There was no interest expense under the Credit Agreement for the nine months ended September 30, 2017. The Credit Agreement was terminated in June 2017 with the issuance of the Loan and Security Agreement.

Note 5.	Sale Leaseback Transaction

On September 29, 2017, the Company entered into a sale leaseback arrangement involving the Company’s real estate in Agawam, Massachusetts. The real estate was sold to an unrelated third party for $5,275. As part of the agreement, the unrelated third party leased back the property to the Company at a monthly lease payment of $36, plus annual adjustments for the lesser of: (i) 2% or (ii) 1.25 times the Consumer Price Index for a period of 15 years with four additional 5-year renewal periods at the option of the Company. The transaction was treated as an operating lease and resulted in a deferred gain of approximately $128, which is being amortized over the initial 15-year lease term using the ratio of annual rent expense paid to the total rent expense to be paid over the life of the lease. At September 30, 2018, the unamortized deferred gain recorded by the Company was $120, resulting in the recognition in earnings of $6. The unamortized deferred gain is recorded in other liabilities in the balance sheet and related amortization of the gain is recorded in cost of revenues as a reduction of the related rental expense in the income statement.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 6.	Employee Benefit Plans

401(k) plans: The Company sponsors 401(k) plans for all employees who meet minimum service requirements. The Company made discretionary contributions equal to 3% of all eligible employees’ compensation. The Company’s total expense under the 401(k) plans for the nine months ended September 30, 2017 and 2016, was $358 and $298, respectively.

Note 7.	Redeemable Convertible Preferred Stock

Preferred stock: As of September 30, 2018, 27,568,761 preferred shares were authorized, issued and outstanding, consisting of 20,900,000 shares of Series A Preferred Stock (Series A Preferred), 1,833,333 shares of Series A-1 Preferred Stock (Series A-1 Preferred), 4,168,761 shares of Series B Preferred Stock (Series B Preferred) and 666,667 shares of Series B-1 Preferred Stock (Series B-1 Preferred) (collectively, the Preferred Shares). The Series A Preferred shares, Series B Preferred shares and Series B-1 have a liquidation preference of $1.00, $1.7907 and $3,00 per share, respectively, plus cumulative dividends in arrears. The Preferred Shares earn a cumulative dividend of 8% per annum, compounding monthly, based on the original issue price, plus any accrued but unpaid dividends that have been compounded. At September 30, 2018 and 2017, cumulative dividends in arrears were $14,413 and $11,030, respectively. The Series A-1 Preferred shares have a liquidation preference of $3.00, but do not accrete dividends. Preferred stockholders have first rights to dividends and first priority in the case of liquidation.

All Preferred Shares are convertible, at the option of the holder, into shares of common stock determined by dividing the respective original issue price by the conversion price in effect at the time of conversion. The conversion price may be adjusted for anti-dilution as provided by the Company’s Amended and Restated Certificate of Incorporation.

On any matters presented for vote to the stockholders of the Company, each holder of outstanding preferred stock shall be entitled to cast the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder are convertible, and the holders of preferred stock shall vote together with the holders of the common stock as a single class.

Anytime on or after August 15, 2016, the holders of Series A Preferred, Series B Preferred and Series B-1 have the option to redeem their shares at the original issue price of $1.00, $1.7907 and $3,00 per share, respectively, plus all accrued and unpaid dividends, by written notice of at least a majority of the then outstanding shares of Preferred Shares. Anytime after the Series B Preferred are redeemed, holders of Series A-1 Preferred have the option to redeem their shares at the original issue price of $3.00. While the holders of the Preferred Shares have not indicated an intent to redeem their shares, if they were to redeem their shares, the redemption value would be reclassified from mezzanine to a liability.

The voting agreement provides the investors with certain rights, which include, among other rights, the rights to control the composition and size of the Board of Directors of the Company, increase authorized shares of common stock available for conversion of all of the shares of preferred stock outstanding at any given time, and declare actions to be taken in the event of the sale of the Company. The investor rights agreement provides the investors registration rights and rights to participate in future stock issuances, as well as defines financial information reporting requirements that the Company is obligated to provide to the investors. Investors grant to the Company a right of first refusal to purchase all or any portion of transfer stock that such common stockholder may propose to transfer subject to terms of the agreement.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 7.	Redeemable Convertible Preferred Stock (Continued)

Any distributions made by the Company are made to the holders of the Company’s issued and outstanding Preferred Shares on a pro rata basis based on the number of shares issued and outstanding until such time that the liquidation preference plus cumulative dividends in arrears have been distributed. Any remaining distributions made by the Company will be distributed pro rata to the holders of the Preferred Shares, on an as converted to common share basis, and common shares.

Note 8.	Stockholders’ Equity

2011 Equity Incentive Plan: In August 2011, the Company adopted the 2011 Equity Incentive Plan (the Equity Plan), whereby options, stock awards or stock equivalents to purchase up to an aggregate maximum of 2,803,650 shares of common stock could be granted to its directors, officers, employees or consultants. Subject to the terms of the Equity Plan, the Board of Directors is authorized to select participants and determine the number of shares offered to each participant, the award’s exercise price (however, such price shall not be less than the fair market value of the stock on the date-of-grant), the term of the award (not to exceed ten years), related vesting and certain of its other terms. In 2015, the Equity Plan was amended to increase the shares available for grant to 6,267,215.

Stock-based compensation: Compensation costs related to stock-based payment transactions pursuant to the Equity Plan are recognized in the financial statements. Stock-based compensation expense is the estimated fair value of the options granted during the year amortized on a straight-line basis over the requisite service period of the award, which is generally four years from the time of grant.

The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model. The expected volatility is based upon a historical volatility of an index in the Company’s industry.

The expected term is based upon expectations of the actual time that will elapse between the date of grant and exercise of options. The weighted-average estimated fair value of the stock options granted for the nine months ended September 30, 2018 and 2017, was $0.44 and $0.27, respectively.

The assumptions made in calculating the fair values of options are as follows for the nine months ended September 30, 2018 and 2017:

	2018	2017
Expected term (in years)	6.25	6.25
Expected volatility	49.29%	49.67%
Expected dividend yield	0.00%	0.00%
Forfeiture rate	16.22%	18.30%
Risk-free interest rate	2.92%	1.99%

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 8.	Stockholders’ Equity (Continued)

Plan activity for the nine months ended September 30, 2018 and 2017, is summarized as follows:

	Number of Optioned Shares	Weighted- Average Exercise Price
Options outstanding, December 31, 2017	5,836,804	0.54
Granted	2,360,000	1.00
Exercised	231,875	0.54
Canceled	(990,000)	0.56

Options outstanding, September 30, 2018	7,438,679	0.86

Options exercisable, September 30, 2018	282,031	0.54

Options outstanding, December 31, 2016	5,716,845	1.78
Granted	815,000	0.54
Canceled	(905,041)	0.54
Exercised	—	—

Options outstanding, September 30, 2017	5,626,804	0.54

Options exercisable, September 30, 2017	—	—

Outstanding options had a weighted-average contractual remaining life of 9.26 years as of September 30, 2018.

Total stock-based compensation recognized under the Equity Plan was $348 and $212 for the nine months ended September 30, 2018 and 2017, respectively. As of September 30, 2018, there was $1,611 of unrecognized compensation expense remaining to be recognized.

Note 9.	Income Taxes

The Company had a net loss for the nine months ended September 30, 2018, and has a full valuation allowance related to it’s U.S. deferred tax assets. However, the Company’s operations in Scotland had net income and therefore the Company has provided an income tax provision for it’s foreign subsidiaries. Based on an annual estimated tax rate for it’s foreign operations, the Company has recorded a provision for income taxes of $206. For the nine months ended September 30, 2017, no provision for income taxes was recorded due to the Company’s net loss and full valuation allowance.

Avista Pharma Solutions, Inc.

Notes to Consolidated Financial Statements (Unaudited)

(In Thousands, Except for Share Data)

Note 10.	Subsequent Events

In preparing the accompanying consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through March 8, 2019, the date the financial statements were available for issuance.

On November 19, 2018, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Cambrex Corporation (Cambrex) pursuant to which Cambrex will acquire the Company, with the Company surviving as a wholly owned subsidiary of Cambrex.

Pursuant to the Merger Agreement, Cambrex has agreed to pay the stockholders of the Company an aggregate purchase price of $252,000, subject to certain adjustments as set forth in the Merger Agreement, payable in cash at the closing of the transaction. On January 2, 2019, the transaction described in the Merger Agreement was completed.